Exhibit 10.4

MIVA, INC.

AMENDMENT I

EMPLOYMENT AGREEMENT

WHEREAS, MIVA, Inc. (“Employer”) and Subhransu “Brian” Mukherjee (“Executive”) entered into an Executive Employment Agreement, effective July 13, 2006 (“Agreement”); and

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended, was enacted in 2004, and places strict rules on the time and form of certain payments provided under the Agreement; and

WHEREAS, the Employer and Executive may, by written consent of both parties, amend the Agreement; and

WHEREAS, the Employer and Executive desire to amend the Agreement to bring it into compliance with Code Section 409A so as to avoid the imposition on Executive of excise taxes.

NOW THEREFORE, it is agreed, for good and valuable consideration, the receipt of which is hereby acknowledged, that, January 1, 2009, that the Agreement is amended as follows:

1.                                     The last sentence in Section 6(a) is deleted and replaced with the following:

For purposes of this Section 6, ‘Termination Date’ shall mean the date on which a ‘separation from service’ occurs, as defined in Treasury Regulation Section 1.409A-1(h).

2.                                     The following Section 6(k) is added to the Agreement:

Notwithstanding any provision in this Section 6 to the contrary, if Executive is a “specified employee” as defined in Section 409A of the Code and the Company determines that any amounts to be paid to Executive under this Section 6 are subject to Section 409A of the Code, then the Company shall not commence payment of such amounts until the earlier of (a) the date that is six months after the Executive’s Termination Date or (b) the date of the Executive’s death.  Any amount that otherwise would have been payable but for the delay described above shall be aggregated and paid with the first payment under this Section 6(k).

3.                                     The following clause is deleted in its entirety from the second to last sentence of the first paragraph of Section 8(a):

Unless an alternative method of reduction is elected by Executive.

IN WITNESS WHEREOF, Executive has hereunto set his hand, and Employer has caused this Amendment I to be executed in its name and on its behalf, as of the 23rd day of December 2008.

MIVA Inc.

By:	/s/ Peter A. Corrao

Its:	President and CEO

Executive

/s/ Subhransu “Brian” Mukherjee
Subhransu “Brian” Mukherjee